UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 28, 2016

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2016, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) amended the Company’s bylaws to provide stockholders with the ability to nominate directors for inclusion in the Company’s proxy statement under certain conditions (“proxy access”). Article II, Section 2.15, has been added to the bylaws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to 25% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the bylaws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

The Board of Directors also made clarifying amendments to Section 2.08 of the bylaws, which addresses notice of stockholder business and director nominations for annual and special meetings of stockholders. Such amendments to the bylaws were made in accordance with Section 7.04 of the bylaws.

The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the full text of the amended bylaws, a copy of which is included in this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.1	Restated Bylaws of Huntington Ingalls Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: February 1, 2016	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.

Corporate Vice President, Associate General Counsel and Secretary